Exhibit 32.1

MAGICJACK VOCALTEC LTD.

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of magicJack VocalTec Ltd. (the “Company”) on Form 10-Q for the period ending September 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies that to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  November 12, 2013

/s/ Gerald Vento
Gerald Vento
President and Chief Executive Officer

A signed original of this written statement required by Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, has been provided magicJack VocalTec Lt. and will be retained by magicJack VocalTec Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.  This certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 even if the document with which it is submitted to the Securities and Exchange Commission is so incorporated by reference.